Exhibit 10.7

Context Therapeutics Inc.

2021 Long -Term Performance Incentive Plan

Stock Option Agreement

1.

A Stock Option (the “Option”) for a total of                      shares of $0.001 par value per share of Common Stock (the “Stock”) of Context Therapeutics Inc. (the “Company”), is hereby granted to                      (the “Optionee”), subject to the terms and provisions of the Context Therapeutics Inc. 2021 Long-Term Performance Incentive Plan (the “Plan”) insofar as the same are applicable to Stock Options granted thereunder. The terms and provisions of the Plan are incorporated herein by reference.

2.

The exercise price of the Option is $         per share which is equal to 100% of the Fair Market Value (as defined in the Plan) of the Stock on the date of the grant of the Option, as determined pursuant to Section 3.2 of the Plan by the Compensation Committee of the Company’s Board of Directors (the “Committee”) which has the authority for administering the Plan.

3.

Subject to the provisions of Paragraphs 4 and 5 hereof, the Option may be exercised in whole at any time or in part from time to time on or after the date the Option, or any portion thereof, first becomes exercisable. The Option terminates on the earlier of the date when fully exercised under the provisions of the Plan, the date fixed pursuant to Section 3.7(a), 3.7(b), or 3.7(c) of the Plan, or                     .

4.

The Option may not be exercised if the issuance of the Stock upon such exercise would constitute a violation of any applicable Federal or state securities or other law or valid regulation. Further, exercise of an Option granted pursuant to this Agreement shall be under and subject to Paragraph 3.4 of the Plan.

5.	This Option consists of the options identified below and shall be exercisable in accordance with the following Schedule:

Options	Exercisable on or After

Notwithstanding anything herein to the contrary, following termination of Optionee’s employment by the Company or a Subsidiary of the Company for any reason not specified in Sections 3.7(a) or (b) of the Plan, the Option shall not be or become exercisable as to any shares other than those shares as to which the Option shall have been exercisable in accordance with the preceding Schedule on the date of such termination.

6.

Except to the extent permitted under the Code or as provided by the Committee in its sole discretion, the Option may not be transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by him/her. The terms of the Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

7.

The Option may be exercised only upon payment of the full exercise price and all applicable withholding taxes, and delivery of the completed “Notice of Exercise,” attached hereto, to the Secretary of the Company. Any attempted exercise of the Option without such delivery of the “Notice of Exercise” may be disregarded by the Company. Payment and delivery for the purposes hereof may also be accomplished by making payment and delivery to an agent duly appointed by the Company for the purposes of accepting payment and notice of exercise. Where any such appointment is made, the Company shall so advise Optionee, and Optionee may rely upon such notice until such notice is revoked or amended.

8.

Optionee shall have none of the rights of a shareholder with respect to any shares of Stock subject to the Option, except as to the shares with respect to which Optionee has validly exercised the Option granted herein and tendered to the Company the full price therefor.

9.

All notices required to be given hereunder shall be mailed by registered or certified mail to the Company to the attention of its Secretary, at 3675 Market Street, Suite 200, Philadelphia, Pennsylvania 19104 and to Optionee at Optionee’s address as it appears on the Company’s books and records unless either of said parties has duly notified the other in writing of a change in address.

OPTIONEE:	CONTEXT THERAPEUTICS INC.

By:

Date of Grant:

Optionee acknowledges receipt of a copy of the Plan, and represents that he/she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to the terms and provisions of the Plan insofar as they relate to Stock Options granted thereunder. Optionee agrees hereby to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan or the Option. Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him/her any taxes required to be withheld by Federal, state, or local law as a result of the exercise of the Option.

By:

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NOTICE OF EXERCISE

To: Context Therapeutics Inc. (the “Company”)

The undersigned hereby elects to exercise options for                      shares of Common Stock of Context Therapeutics Inc. (“Stock”), pursuant to the terms of the attached Stock Option Agreement and the Context Therapeutics Inc. 2021 Long-Term Performance Incentive Plan (the “Plan”).

I hereby tender herewith payment in full of the exercise price for such shares and by one or more of the following methods:

☐	Cash, check, bank draft or money order made payable to the order of the Company in the amount of $ .

☐	Enclosed are shares of Stock with a total Fair Market Value (as defined in the Plan) on the date hereof of $ pursuant to Section 3.5(b) of the Plan.

☐	Please withhold shares of Stock with a total Fair Market Value (as defined in the Plan) of $ pursuant to the cashless exercise method in Section 3.5(b) of the Plan.

☐	Payment through a broker-assisted exercise pursuant to Section 3(c) of the Plan (and I will provide such information as requested by the Company).

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

Name:
Address:

Date:
(Optionee)

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